EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to file the foregoing statement on Schedule 13D jointly on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D, may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: March 16, 2015	WATERFALL ASSET MANAGEMENT, LLC

	Signature:	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Authorized Person

WATERFALL EDEN MASTER FUND, LTD.

	Signature:	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Authorized Person

WATERFALL DELTA OFFSHORE MASTER FUND, LP

By: Waterfall Delta GP, LLC, its general partner

	Signature:	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Principal

WATERFALL SANDSTONE FUND, LP

By: Waterfall Sandstone GP, LLC, its general partner

	Signature:	/s/ Thomas Capasse
	Name:	Thomas Capasse
	Title:	Authorized Person

/s/ Thomas Capasse
Thomas Capasse

/s/ Jack Ross
Jack Ross